UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2025

ORCHESTRA BIOMED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39421 (Commission File Number)	92-2038755 (IRS Employer Identification No.)

150 Union Square Drive
New Hope, Pennsylvania 18938
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 862-5797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OBIO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

Termination and Right of First Refusal Agreement

On October 24, 2025 (the “Effective Date”), Orchestra BioMed, Inc. (“Orchestra”), a wholly owned subsidiary of Orchestra BioMed Holdings, Inc. (the “Company”), entered into a termination and right of first refusal agreement (the “Termination and ROFR Agreement”) with Terumo Medical Corporation (“TMC”) and Terumo Corporation (“TC” and, together with TMC “Terumo”), pursuant to which that certain Distribution Agreement by and between Orchestra and Terumo, dated June 13, 2019 (as subsequently amended, the “Distribution Agreement”), was terminated, and Orchestra agreed to grant Terumo a right of first refusal (the “ROFR”) with respect to certain transactions involving the Company’s product candidate known as Virtue® Sirolimus AngioInfusion™ Balloon (“Virtue SAB”) for the treatment of coronary artery disease globally in exchange for a fee of $10 million (the “ROFR Fee”), which is to be paid no later than 10 business days after the Effective Date. The ROFR does not apply to other vascular indications, such as below-the-knee peripheral artery disease, which were covered by the Distribution Agreement prior to its termination. Accordingly, all rights to these indications are fully retained by the Company.

Pursuant to the Distribution Agreement, Orchestra previously received a $30 million non-refundable payment from Terumo, which is not affected by the Termination and ROFR Agreement. Pursuant to the terms of the Termination and ROFR Agreement, Orchestra has no further performance obligations under the Distribution Agreement.

The ROFR has a term that began on the Effective Date and will end on the date that is 90 days after Orchestra discloses primary endpoint data from its U.S. clinical trial for Virtue SAB pursuant to its investigational device exemption (“IDE”) for coronary in-stent restenosis (“ISR”) to Terumo or the public, whichever occurs first (the “ROFR Period”); provided, however, that the ROFR Period will immediately expire if Terumo completes the acquisition from a third party of the exclusive right to make, use, sell, offer to sell or distribute a Competing Product (as defined in the Termination and ROFR Agreement) in the United States.

Notice of Third-Party Proposal

The ROFR provides that, in the event that during the ROFR Period, Orchestra receives a written proposal (a “Third-Party Proposal”) reflecting the material terms of an agreement pursuant to which Orchestra would grant a to a third party either (i) an outright or staged acquisition rights to Virtue SAB or its components or (ii) a license of or the right to distribute Virtue SAB, in each case, in the treatment of coronary artery diseases (a “Virtue Transaction”), Orchestra will promptly deliver notice of each such Third-Party Proposal together with a copy of the applicable Third-Party Proposal to Terumo (a “Third Party Proposal Notice”).

Exercise of ROFR

Pursuant to the Termination and ROFR Agreement, Terumo will have 30 days after delivery of the Third-Party Proposal Notice (the “ROFR Determination Period”) to exercise the ROFR by providing written notice to Orchestra (the “ROFR Notice”). In the event that Terumo exercises the ROFR during the ROFR Determination Period, the Company and Terumo will negotiate in good faith and on an exclusive basis during the period beginning on the date of delivery of the ROFR Notice and ending 90 says thereafter (the “Terumo ROFR Negotiation Period”) to enter into a Virtue Transaction on substantially the same terms set forth in the applicable Third-Party Proposal.

If Terumo fails to deliver a ROFR Notice to Orchestra prior to the expiration of the ROFR Determination Period, Terumo shall be deemed to have waived the ROFR with respect to the applicable Third-Party Proposal. If Terumo is deemed to have waived a Terumo ROFR pursuant to the preceding sentence, or if Terumo delivers a ROFR Notice within the applicable ROFR Determination Period, but the parties fail to enter into a definitive agreement regarding a Virtue Transaction prior to expiration of the Terumo ROFR Negotiation Period, then, in either case, effective upon such expiration, (i) the ROFR shall terminate, and be of no further force or effect, with respect to the applicable Third-Party Proposal Notice and (ii) Orchestra shall be free to terminate negotiations with Terumo and to enter into a Virtue Transaction with the applicable third party; provided that Orchestra shall not enter into a definitive agreement with the applicable third party on terms and conditions that are materially different than the applicable Third Party Proposal without first providing Terumo with a renewed Third Party Proposal Notice and ROFR Determination Period; provided, further, that, if Orchestra does not consummate a transaction with respect to such Third Party Proposal within 90 days after termination of the ROFR, Terumo will retain its ROFR during the remaining portion of the ROFR Period.

Orchestra’s obligation to provide Terumo with the ROFR is subject to Terumo paying the ROFR Fee and consummation of the Private Placement (as defined below).

Sale Transaction

Subject to Terumo paying the ROFR Fee and consummation of the Private Placement, in the event that the Company receives a written proposal reflecting the material terms of an agreement for a Sale Transaction (as defined in the Termination and ROFR Agreement) of Orchestra (such transaction an “Orchestra Sale”), or if Orchestra’s board of directors approves a formal transaction process for an Orchestra Sale (a “Sale Process”), Orchestra will promptly give Terumo written notice (an “Orchestra Sale Notice”). During the period of 30 days that begins with the delivery of the Orchestra Sale Notice (the “Orchestra Sale Notice Period”), Orchestra will not enter into a binding agreement or other arrangement for an Orchestra Sale with any third party. During the Orchestra Sale Notice Period, Terumo shall be given the opportunity to make an offer with respect to a Virtue Transaction, and Orchestra will consider in good faith any such offer made. In addition, Orchestra shall give Terumo the opportunity to participate in any Sale Process and shall consider any offer by Terumo in connection therewith in good faith.

Term. The Termination and ROFR Agreement will remain in effect for (a) the ROFR Period or (b) the end of any Terumo ROFR Negotiation Period and expiration of the parties rights and obligations under Section 3.2 of the Termination and ROFR Agreement with respect to the exercise of the ROFR, whichever comes later; provided that the Termination and ROFR Agreement will automatically terminate in the event that Orchestra has not disclosed primary endpoint data from a U.S. clinical trial pursuant to its IDE for coronary ISR to Terumo or the public prior to the tenth anniversary of the Effective Date.

The foregoing description of the Termination and ROFR Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by the full terms and conditions of the Termination and ROFR Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Stock Purchase Agreement

On October 24, 2025, concurrent with the execution of the Termination and ROFR Agreement, the Company and TMC entered into a stock purchase agreement, (the “Stock Purchase Agreement”), pursuant to which TMC agreed to purchase 200,000 shares (the “Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) at a purchase price equal to $100.00 per Share (the “Purchase Price”) for gross proceeds to the Company of $20.0 million. The closing of the sale of the Shares pursuant to the Stock Purchase Agreement (“Closing”) is expected to occur no later than November 7, 2025, subject to the satisfaction of customary closing conditions. The Stock Purchase Agreement contains customary representations and warranties of the Company and TMC, and customary covenants on the part of the Company.

Pursuant to the terms of the Distribution Agreement, Terumo previously made a $5 million common stock investment in Orchestra. As a result of this $5 million investment, Terumo now owns 493,037 shares of the Company’s common stock (“Common Stock”), which shares are subject to a one-year lockup pursuant to the Lockup Agreement described below.

Series A Preferred Stock

The Company will file a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware prior to Closing. The Certificate of Designation will set forth the rights, preferences, powers, restrictions, and limitations of the Series A Preferred Stock and will be effective prior to Closing. Below is a summary of certain of the provisions of the Certificate of Designation.

Rank; Liquidation

With respect to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, a holder of Series A Preferred Stock (a “Holder” or, collectively, “Holders”) will be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment is made to the holders of Common Stock (or any other class of securities junior to the Series A Preferred Stock) an amount equal to the liquidation value of the Shares held by such Holder. The liquidation value of the Series A Preferred Stock will equal the Purchase Price of $100.00 per Share (the “Liquidation Value”) and will be subject to adjustment for stock splits and the like in accordance with the terms of the Certificate of Designation.

Conversion

Under the terms of the Certificate of Designation, a Holder may convert its Shares into Common Stock on or after the earlier of (i) the date that both (a) the Company has publicly disclosed primary endpoint data from its U.S. IDE study for ISR and (b) the trading price of the Common Stock has been above $15.00 per share on any trading day subsequent to such public disclosure or (ii) the consummation of a Change of Control (as defined in the Certificate of Designation). A Holder may convert all or any portion of the outstanding whole Shares held by such Holder into an aggregate number of shares of Common Stock as is determined by (i) multiplying the number of Shares to be converted by the Liquidation Value thereof, and then (ii) dividing the result by the Conversion Price (as defined below) in effect immediately prior to such conversion, with cash being paid in lieu of fractional shares The “Conversion Price” for the Series A Preferred Stock will be the greater of (i) $12.00 per share and (ii) a 20% discount to the closing price of the Common Stock on the Nasdaq Global Market on the date of conversion. Assuming no adjustments to the Conversion Price or the Liquidation Value as a result of stock splits or similar transactions, the 200,000 Shares to be issued would convert into a maximum of 1,666,666 shares of Common Stock.

Redemption at the Option of Holders upon a Change of Control

Upon the occurrence of a Change of Control, subject to limited exceptions, each Holder of Shares shall have the right to require the Company to redeem all or any part of such Holder’s Shares at a redemption price in cash equal to the aggregate Liquidation Value of such Shares.

No Voting Rights

Except as otherwise required by the Delaware General Corporation Law, the Holders shall have no voting rights.

Participating Dividends

If the Company declares or pays a dividend or distribution on all shares of the Common Stock, whether such dividend or distribution is payable in cash, securities, or other property but excluding any dividend or distribution payable on the Common Stock in shares of Common Stock, the Company shall simultaneously declare and pay a dividend on the Series A Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Shares had been converted as of immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).

Lockup Agreement

On October 24, 2025, concurrent with the execution of the Termination and ROFR Agreement, the Company and Terumo entered into a Lockup Agreement (the “Lockup Agreement”), pursuant to which Terumo agreed, subject to limited exceptions, that it and its affiliates will not Transfer (as such term is defined in the Lockup Agreement) or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock held by Terumo until October 24, 2026; provided that the Lockup Agreement only applies to Common Stock held by Terumo and its affiliates as of the date of the Lockup Agreement.

The foregoing descriptions of the Stock Purchase Agreement, the Series A Preferred Stock and the Lockup Agreement are only summaries, do not purport to be complete, and are qualified in their entirety by the full terms and conditions of the Stock Purchase Agreement, the form of Certificate of Designation attached thereto as Exhibit A and the Lockup Agreement . The Stock Purchase Agreement and the Lockup Agreement are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information required by this item with respect to the Termination and ROFR Agreement and the termination of the Distribution Agreement is included in Item 1.01 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this item with respect to the Series A Preferred Stock is included in Item 1.01 hereto and is incorporated herein by reference.

The Series A Preferred Stock was sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). TMC provided written representations to the Company regarding its suitability to invest in the Series A Preferred Stock. The Company did not engage in general solicitation in connection with the sale of the Series A Preferred Stock.

Item 7.01.	Regulation FD Disclosure.

On October 28, 2025, the Company issued a press release announcing, among other things, the Termination and ROFR Agreement and the Stock Purchase Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01.	Other Events.

On October 27, 2025, the Company announced the first patient enrollments in the Virtue SAB in the Treatment of Coronary ISR Trial (“Virtue Trial”), the Company’s U.S. IDE pivotal trial comparing its highly differentiated Virtue® Sirolimus AngioInfusionTM Balloon (“Virtue SAB”) to the AGENT paclitaxel-coated balloon, currently the only drug-coated balloon (“DCB”) FDA-approved for a coronary indication. The initial cases were successfully completed by the teams at The Christ Hospital Heart & Vascular Institute in Cincinnati, OH, and St. Francis Hospital & Heart Center in Roslyn, NY, marking the initiation of the Virtue Trial. Designed to support regulatory approval of Virtue SAB, the Virtue Trial is expected to enroll 740 patients at up to 75 centers in the United States with enrollment completion currently planned for mid-2027.

Virtue SAB: Redefining Delivery of Sirolimus

Virtue SAB is designed to deliver a large liquid dose of a proprietary extended-release formulation of sirolimus, SirolimusEFR™, through a non-coated microporous AngioInfusion™ Balloon that protects the drug in transit and helps overcome certain limitations of DCBs. SirolimusEFR™ is designed to enable enhanced tissue uptake and extended release of therapeutic levels of sirolimus through the critical healing period, exceeding previously published target tissue concentrations of proven drug-eluting stents. In the multi-center SABRE pilot study, Virtue SAB demonstrated promising clinical results for the treatment of single-layer coronary ISR:

•	12-month target lesion failure of 2.8%

•	Zero target lesion revascularizations from 12-month follow-up through 36-month follow-up; and

•	6-month late lumen loss of 0.12mm.

Virtue SAB has FDA Breakthrough Device Designation for the treatment of coronary in-stent restenosis (“ISR”), as well as for coronary small vessel disease and below-the-knee peripheral artery disease. The Company estimates the total global market opportunity for drug-eluting balloons to be over $10 billion annually.

A Head-to-Head Randomized Evaluation of a Sirolimus-Eluting Balloon vs. a Paclitaxel-Coated Balloon

The Virtue Trial is a prospective, multi-center, randomized trial comparing clinical outcomes of Virtue SAB to AGENT Paclitaxel DCB in the treatment of coronary ISR. Data from the Virtue Trial is expected to be used to support regulatory approval in the U.S. The primary endpoint is a non-inferiority comparison of Target Lesion Failure (TLF) defined as a composite of cardiac death, nonfatal target vessel myocardial infarction and ischemia-driven target lesion revascularization at 12 months.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K (this “Current Report”) that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements relating to the enrollment, timing, implementation and design of the Virtue Trial, the ability of data from the Virtue Trial to support regulatory approval in the U.S., and the potential efficacy and safety of the Company’s commercial product candidates. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; failure to realize the anticipated benefits of the business combination; risks related to regulatory approval of the Company’s product candidates; the timing of, and the Company’s ability to achieve, expected regulatory and business milestones; the impact of competitive products and product candidates; and the risk factors discussed under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, and the risk factor discussed under the heading “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which was filed with the SEC on May 12, 2025, as updated by any risk factors disclosed under the heading “Item 1A. Risk Factors” in the Company’s subsequently filed quarterly reports on Form 10-Q.

The Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, the Company cautions against placing undue reliance on these forward-looking statements, which only speak as of the date of this Current Report. The Company does not plan and undertakes no obligation to update any of the forward-looking statements made herein, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Termination and ROFR Agreement, by and between the Orchestra BioMed, Inc., Terumo Corporation and Terumo Medical Corporation, dated October 24, 2025

10.2	Stock Purchase Agreement, by and between the Company and Terumo Medical Corporation, dated October 24, 2025

10.3	Lockup Agreement, by and among the Company, Terumo Corporation and Terumo Medical Corporation, dated October 24, 2025

99.1	Press Release, dated October 28, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHESTRA BIOMED HOLDINGS, INC.

By:	/s/ Andrew Taylor
	Name:	Andrew Taylor
	Title:	Chief Financial Officer

Date: October 28, 2025